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                                                                    EXHIBIT 23.7

                    [CONTAINER CONSULTING, INC. LETTERHEAD]

Date:     June 22, 1999
To:       Mr. Bill Smith
Company:  AMERICAN NATIONAL CAN


Bill,

It is a pleasure to continue working with American National Can to provide consulting for the beverage packaging industry.

American National Can has permission to use, quote, and list Container Consulting, Inc. as a source for your data related to the beverage industry.

We hereby consent to the use of our name in American National Can Group, Inc's registration statement on form S-1.

If you need any additional or specific data, please give me a call.


John C. Maddox
John C. Maddox
Vice President